UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2004

Orthovita, Inc.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-24517	23-2694857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Great Valley Parkway Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 640-1775

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

10.1	Development, Manufacturing and Supply Agreement, dated March 25, 2003, between the Company and Kensey Nash Corporation.

10.2	Employment Agreement, dated April 23, 2003, between the Company and Antony Koblish.

10.3	Employment Agreement, dated April 23, 2003, between the Company and Joseph M. Paiva.

10.4	Employment Agreement, dated April 23, 2003, between the Company and Erik M. Erbe, Ph.D.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORTHOVITA, INC.

By:	/s/ Joseph M. Paiva
Name:	Joseph M. Paiva
Title:	Vice President and Chief Financial Officer

Dated: June 30, 2004

Exhibit Index

Exhibit

10.1	Development, Manufacturing and Supply Agreement, dated March 25, 2003, between the Company and Kensey Nash Corporation.

10.2	Employment Agreement, dated April 23, 2003, between the Company and Antony Koblish.

10.3	Employment Agreement, dated April 23, 2003, between the Company and Joseph M. Paiva.

10.4	Employment Agreement, dated April 23, 2003, between the Company and Erik M. Erbe, Ph.D.